SIDOTI VIRTUAL INVESTOR CONFERENCE PRESENTATION – AUGUST 19, 2026

Dura Control Systems Corp

A wholly owned subsidiary of Aspire Biopharma Holdings, Inc. (NASDAQ: ASBP)

Acquisition announcement on August 10, 2026

August 19, 2026

Important Disclosures and Limitations

Scope. This presentation describes Dura Control Systems Corp ("DCSC"), a wholly owned subsidiary of Aspire Biopharma Holdings, Inc. ("Aspire") (NASDAQ: ASBP). Aspire acquired DCSC on August 10, 2026. Aspire also retains its development-stage pharmaceutical platform and caffeine product line. This presentation is not a complete description of Aspire or of an investment in its securities. Investors should refer to Aspire's filings with the U.S. Securities and Exchange Commission for complete information. Investors should not consider the contents of this presentation as financial, legal, tax or investment advice. Investors should consult with their own advisors regarding Aspire.

Financial information. Financial data presented herein are as disclosed by Aspire. Audited financial statements of the acquired business have not been filed as of the date of this presentation. Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Figures for the six months ended June 30, 2026, are interim, unaudited and represent a six-month period; they are not necessarily indicative of results for any full year.

Forward-looking statements. This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
Forward-looking statements include, but are not limited to, statements regarding our future financial performance, business strategy, plans, targets, and objectives for future operations. These statements are based on management's current expectations, estimates, forecasts, and projections about the industries in which we operate, as well as management's current beliefs and assumptions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including those described in Aspire's filings with the Commission. Actual results may differ materially. Aspire undertakes no obligation to update any forward-looking statement except as required by law.

No offer. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any security.

WHAT YOU ARE LOOKING AT

On August 10, 2026, Aspire announced acquisition of this profitable global industrial manufacturer.

This presentation describes Dura Control Systems Corp only. Aspire continues to retain its development-stage pharmaceutical platform and caffeine product line; this is not a complete description of the issuer.

$209.5M
FY2025 Revenue

$22.3M
FY2025 Adjusted EBITDA

11
Manufacturing facilities across three continents

110+
Years of operating history

Everything under the hood is being reinvented. What the driver touches and uses is not.

WHAT JUST CHANGED

Aspire acquired the business for approximately $30.0 million.

$30.0M
Cash purchase price

$22.5M
Senior secured
revolving credit facility

July 31, 2026
Effective date of Acquisition

LEADERSHIP



Hans Vorstenbosch
Chief Executive Officer
Dura Control Systems Corp



Gregory J. Corona
Chairman
Dura Controls Systems Corp/Lakewood & Company

WHAT TO WATCH FOR

- First full consolidated reporting including DCSC financial results
- Transformation to a holding company strategy with industrial businesses
- DCSC expansion into other mobility end markets

WHAT WE MAKE

We make the parts of the vehicle the driver actually touches and uses.

Shift. Brake. Park. Safety-critical, actuation, engineered-in content for mechanical and electrical functionality on every vehicle we serve.


Electronic shifter


Joystick shifter


Shift-by-wire actuator


Pedal assembly


Park brake mechanism


Control cable

Five product families: Human-Machine-Interface and actuation, safety systems, shift systems, cable control systems, and industrial cables. All powertrain or propulsion agnostic; ICE, EV,PHEV.

The powertrain changes. The driver does not.

The engine, the transmission and the fuel system are being scrutinized across the globe in the automotive industry. The interface between a human being and a two-ton car or truck is not.

Internal Combustion

The driver shifts, brakes and parks.

Hybrid

The driver shifts, brakes and parks.

Battery Electric

The driver shifts, brakes and parks. An electric vehicle is required to have electronic park lock.

CONTENT PER VEHICLE

A high percentage of our parts and content per vehicle are used in electric platforms. Hybrid is our highest-content configuration. Some EVs require more than ICE vehicles.

HOW THE BUSINESS HAS EVOLVED

Over more than a century we went from cables to code.

MECHANICAL HERITAGE


Control cables


Mechanical park brake


Manual shifter

MECHATRONICS TODAY


Actuators


Electronic shifters


Sensors and control units

Same customers. Same installed base. **A portfolio that is now actuators, sensors, printed circuit boards and firmware, supported by 310+ patents, two technical centers and eleven global manufacturing facilities.**

PRODUCT PORTFOLIO

Four families sit on the vehicle. The fifth takes the same technology off-highway.



1 HMI & Actuation Systems



Shift-by-wire, park lock and driver interfaces

2 Safety Systems



Pedals, park brake, closure and ePark lock

3 Cable Control Systems



Engineered cable systems throughout the vehicle

4 Shift Systems



Shifters, guide controls and electronics

5 Industrial Cables & HMI



The same technology for off-highway and industrial

Content spans the full vehicle. Cable and control systems in particular run throughout it rather than at discrete points.

OUR INTELLECTUAL PROPERTY

We engineer and manufacture the part, and we own the patents.

310+

patents across the product portfolio

28

years · average relationship with our top ten customers

275+

Distinct proprietary parts

2

Technical centers

50+

Customers

250

High-volume global vehicle models across 150+ platforms

We develop our own products in our own technical centers, and each design is qualified into a customer's vehicle program years before production. Replacing us means re-engineering and re-qualifying a safety-critical controls system, which is why our top ten relationships average 28 years.

WHERE WE BUILD

We build our parts where our customers build their vehicles.

North America
United States · Mexico

Europe
Germany · France · Czech Republic · Romania · Portugal

Asia
China · India

Eleven manufacturing facilities, two technical centers and approximately 1,700 employees worldwide. Local-for-local production in every major vehicle-building region. That is how a supplier successfully manages tariffs, freight and customer proximity at the same time.

OUR BOARD OF ADVISORS

BOA combines 100+ years in this business as executives in engineering, product development, procurement, capital markets and investments.

1

INSIDE THE BUSINESS

Five years on the parent company's board before the acquisition.

2

OEM ENGINEERING/PRODUCT DEVELOPMENT

Head of product development & engineering at Fiat Chrysler for all vehicle lines.

3

GLOBAL PROCUREMENT

Head of global procurement at GM divisions and 3M Corporation.

4

CAPITAL MARKETS AND INVESTMENTS

20 years in automotive capital markets and decades investing across automotive and industrials.

No individual is identified on this page. Credentials describe the board of advisors as a group.

WHAT THE BUSINESS EARNS

$209.5M of revenue and $22.3M of Adjusted EBITDA in FY 2025.



$209.5
$22.3
$103.9
$10.5
FY 2025 (12 months)
H1 2026 (6 months)
Revenue
Adjusted EBITDA

$ in millions. H1 2026 represents six months.

ADJUSTED EBITDA MARGIN

10.6%
FY 2025

10.1%
H1 2026

The first half of 2026 is consistent with the 2025 revenue and margin profile. This is a business that can generate compelling amounts of cash.